Exhibit 10.3

RESTRICTED STOCK UNIT AWARD AGREEMENT

Recipient:	%FIRST_NAME% %LAST_NAME%	Date of Grant:	%OPTION_DATE%
Employee ID#:	%EMPLOYEE_IDENTIFIER%	Number of Restricted Stock Units:	%TOTAL_SHARES_GRANTED%

Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) is pleased to grant you this Restricted Stock Unit Award (“Award”) under the Motorola Solutions Omnibus Incentive Plan of 2015, as amended (the “Plan”). The Date of Grant and the total number of Motorola Solutions restricted stock units (the “Units”) are stated above. The summary vesting schedule stated above is subject to the terms and conditions of the Agreement (defined below), including, but not limited to, the special vesting conditions set forth in Section 3 below. Each Unit granted represents an unsecured contractual obligation of the Company to issue one share of Motorola Solutions Common Stock (“Common Stock”) upon satisfaction of the terms and conditions set forth in the this Restricted Stock Unit Award Agreement (the “Award Agreement”), including any country-specific terms for your country set forth in the appendix attached hereto (the “Appendix” and, together with the Award Agreement, the “Agreement”), and to all of the terms and conditions of the Plan.
WHEREAS, the Award is being made by the Compensation and Leadership Committee (the “Compensation Committee”) of the Board of Directors;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards Units to you on the following terms and conditions:

1.
Award of Restricted Stock Units. The Company hereby grants you the total number of Units stated above subject to the terms and conditions set forth in the Agreement, including any country-specific terms for your country set forth in the Appendix, and to all of the terms and conditions of the Plan. Each Unit granted represents an unsecured contractual obligation of the Company to issue one share of Common Stock upon satisfaction of the terms and conditions set forth in the Agreement.

2.	Restrictions. The Units are being awarded to you subject to the transfer and forfeiture conditions set forth below (the “Restrictions”):

a.
No Assignment. Prior to the vesting of the Units as described in Section 3 below, you may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Units still subject to Restrictions. The Units shall be forfeited if you violate or attempt to violate this transfer restriction.

b.
Restricted Conduct. If you engage in any of the conduct described in subparagraphs (i) or (ii) below for any reason, in addition to all remedies in law and/or equity available to the Company or any Subsidiary (as defined in Section 26 below), including the recovery of liquidated damages, you shall forfeit all Units (whether or not vested) and, shall immediately pay to the Company with respect to previously-vested Units, an amount equal to (x) the per share Fair Market Value (as defined in Section 26 below) of the Common Stock on the date on which the Restrictions lapsed with respect to the applicable previously-vested Units times (y) the number of shares underlying such previously-vested

Units, without regard to any Tax-Related Items (as defined in Section 9) that may have been deducted from such amount. In its sole discretion, the Committee may amend or waive the provisions of subparagraphs (i) and (ii) below, in whole or in part, to the extent necessary or advisable to comply with applicable laws. For purposes of subparagraphs (i) and (ii) below, “Company” or “Motorola Solutions” shall mean Motorola Solutions, Inc. and/or any of its Subsidiaries.

i.
Confidential Information. During the course of your employment with the Company or any Subsidiary and thereafter, you agree that you will not use or disclose, except on behalf of the Company and pursuant to the Company’s directions, any Confidential Information (as defined in Section 26 below); and/or

ii.
Solicitation of Employees. During your employment and for a period of one year following the termination of your employment for any reason, you agree that you will not hire, recruit, solicit or induce, or cause, allow, permit or aid others to hire, recruit, solicit or induce, or to communicate in support of those activities, any employee of the Company who possesses Confidential Information to terminate his/her employment with the Company and/or to seek employment with your new or prospective employer, or any other company.

Notwithstanding the foregoing, nothing in this Section 2(b) is intended to or shall limit, prevent, impede or interfere with your non-waivable right, without prior notice to the Company, to provide information to the government, participate in investigations, testify in proceedings regarding the Company or any Subsidiary's past or future conduct, engage in any activities protected under whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. You do not need prior authorization from the Company to make any such reports or disclosures and are not required to notify the Company that you have made such reports or disclosures.

3.	Vesting. Subject to the terms and conditions of the Agreement, and provided the Units have not been forfeited as described in Section 2 above, the Units will vest as follows:

a.	Vesting Period. The Units will vest in accordance with the following schedule (the applicable date, the “RSU Vesting Date”):

i.

Shares	Vest Date
%decode(SHARES_PERIOD1,0,null, SHARES_PERIOD1)%	%VEST_DATE_PERIOD1%
%decode(SHARES_PERIOD2,0,null, SHARES_PERIOD2)%	%VEST_DATE_PERIOD2%
%decode(SHARES_PERIOD3,0,null, SHARES_PERIOD3)%	%VEST_DATE_PERIOD3%
%decode(SHARES_PERIOD4,0,null, SHARES_PERIOD4)%	%VEST_DATE_PERIOD4%

ii.
The period from the Date of Grant through the last vesting date set forth above is referred to as the “Restriction Period”. Any unvested Units shall be automatically forfeited upon your termination of employment with Motorola Solutions or a Subsidiary prior to the applicable RSU Vesting Date for any reason other than those set forth in Sections 3(b) through (e) below. The Company will not be obligated to pay you any consideration whatsoever for forfeited Units.

iii.	For purposes of the Award, your employment with the Company or a Subsidiary shall be considered terminated as of the date that you are no longer considered an employee on the payroll of Motorola Solutions or a Subsidiary; the Company shall have the exclusive discretion to determine when your employment with the Company or a Subsidiary has terminated for purposes of the Award.

iv.
If, during the Restriction Period, you take a Leave of Absence (as defined in Section 26 below) from Motorola Solutions or a Subsidiary, the Units will continue to be subject to the terms of the Agreement. If the Restriction Period expires while you are on a Leave of Absence, you will be entitled to the Units even if you have not returned to active employment.

b.
Change in Control. If a Change in Control of the Company occurs and the successor corporation (or parent thereof) does not assume the Award or replace it with a comparable award, then the Units shall be fully vested; provided, further, that if the Award is assumed or replaced, any agreement or other documentation providing for such assumption or replacement shall provide that the assumed or replaced Award shall be fully vested in the event of your involuntary termination (for a reason other than “Cause”) or if you quit for “Good Reason,” in either case within 24 months of the Change in Control. For purposes of this paragraph, the terms “Change of Control”, “Cause” and “Good Reason” are defined in the Plan.

c.
Total and Permanent Disability. All unvested Units shall fully vest upon your termination of employment with Motorola Solutions and its Subsidiaries due to Total and Permanent Disability (as defined in Section 26 below).

d.	Death. All unvested Units shall fully vest upon your termination of employment with Motorola Solutions and its Subsidiaries due to death.

e.
Certain Terminations of Employment. In the case of a Termination due to a Divestiture (as defined in Section 26 below) and the Units are not assumed by your successor employer, or a parent or subsidiary thereof or replaced with an award at least comparable to these Units, or if Motorola Solutions or a Subsidiary terminates your employment for reasons other than for Serious Misconduct (as defined in Section 26 below) before the expiration of the Restriction Period, and if the Units have not been forfeited as described in Section 2 above, then the Units shall vest on a pro rata basis in an amount equal to (a)(i) the total number of Units subject to the Award, multiplied by (ii) a fraction, the numerator of which is the number of your completed full months of service from the Date of Grant to the date of termination and the denominator of which is the Restriction Period, minus (b) any Units that vested prior to such termination. Any Units remaining unvested at the date of such termination shall be forfeited.

f.

4.	Delivery of Certificates or Equivalent.

a.
Upon the vesting of the applicable Units described in Section 3 above, the Company shall, at its election, either: (i) establish a U.S. brokerage account for you with the Designated Broker (as defined in Section 26) and credit to that account the number of shares of Common Stock equal to the number of Units that have vested, less any Tax-Related Items (as defined in Section 9 below); or (ii) deliver to you a certificate representing a number of shares of Common Stock equal to the number of Units that have vested, less any shares withheld or sold to cover Tax-Related Items (as defined in Section 9 below).

b.	Subject to Section 25, the actions contemplated by clauses (i) and (ii) above shall occur within 60 days following the date that the applicable Units vested.

5.	Whole Shares. Vested Units shall be paid in whole shares of Common Stock; no fractional shares shall be credited or delivered to you.

6.	Adjustments. The Units shall be subject to adjustment as provided in Section 16 of the Plan.

7.
Funding. No assets or shares of Common Stock shall be segregated or earmarked by the Company in respect of any Units awarded hereunder. The grant of Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.

8.	Dividends and Stockholder Rights.

a.	Dividends. No dividends (or dividend equivalents) shall be paid with respect to Units credited to your account.

b.
Stockholder Rights. You shall have no rights as a stockholder of the Company in respect of the Units, including the right to vote and to receive cash dividends and other distributions until delivery of certificate or equivalent representing shares of Common Stock in satisfaction of the Units.

9.	Tax-Related Items.

a.	Responsibility for Taxes. By accepting the Award, you acknowledge and agree that:

i.
regardless of any action taken by the Company or, if different, your employer (the “Employer”), you shall be ultimately responsible for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or legally imposed on the Company or the Employer as a result of your participation in the Plan and deemed by the Company or the Employer to be an appropriate charge to you (“Tax-Related Items”);

ii.	your liability for Tax-Related Items may exceed the amount, if any, actually withheld by the Company or the Employer;

iii.
the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Units, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends;

iv.
the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant of the Award or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result; and

v.
if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

b.
Withholding Taxes. Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

i.	withholding shares of Common Stock otherwise deliverable to you in connection with vesting of the Units; or

ii.	withholding from proceeds of the sale of shares of Common Stock acquired upon vesting of the Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization).

Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the relevant jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested Units, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock, or the proceeds of the sale of such shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

c.
Withholding Taxes for Section 16 Officers. Notwithstanding Section 9(b) above, if you are considered an officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) you may elect to satisfy your obligations for Tax-Related Items by one of the withholding methods set forth in Section 9(b)(i) - (ii) above, unless otherwise set forth in the Appendix for your country. In the absence of such an election, the Company and/or the Employer will satisfy the obligations with regard to all Tax-Related Items by withholding in shares of Common Stock otherwise deliverable in connection with the applicable vesting Units, as set forth in Section 9(b)(i), unless the use of such withholding method is problematic under applicable tax or securities laws, or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied by the methods set forth in Sections 9(b)(ii) above.

10.	Nature of Grant. In accepting the Award, you acknowledge, understand and agree that:

a.
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b.
the grant of Units is exceptional, voluntary, non-recurrent and occasional and does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units, even if Units have been granted in the past;

c.	all decisions with respect to future grants of Units or other awards, if any, will be at the sole discretion of the Company;

d.
the Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Subsidiary, as applicable, to terminate your employment relationship (if any);

e.	you are voluntarily participating in the Plan;

f.	the Units and the shares of Common Stock subject to the Units are not intended to replace any pension rights or compensation;

g.
the Units and the shares of Common Stock subject to the Units, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-

service awards, leave-related pay, pension or retirement benefits or payments, welfare benefits or any similar payments;

h.	the future value of the shares of Common Stock underlying the Units is unknown, indeterminable and cannot be predicted with certainty;

i.
except as otherwise provided in the Agreement, in the Plan or by the Company in its discretion, the Units and the benefits evidenced by the Agreement do not create any entitlement to have the Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock of the Company;

j.
unless otherwise agreed with the company in writing, the Units and the shares of Common Stock subject to the Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of any Subsidiary; and

k.	in addition to subsections (a) through (i) above, the following provisions will also apply if you are providing services outside the United States:

i.	the Units and the shares of Common Stock subject to the Units are not part of normal or expected compensation or salary for any purpose;

ii.
none of the Company, the Employer or any Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Units or of any amounts due to you pursuant to the settlement of the Units or the subsequent sale of any shares of Common Stock acquired upon settlement of the Units; and

iii.
no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from the termination of your employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any).

11.
Acknowledgements. With respect to the subject matter of Sections 2(b)(i) and (ii) and Sections 16 and 17 hereof, the Agreement represents the entire agreement between you and the Company. No waiver of any breach of any provision of this Agreement by the Company shall be construed to be a waiver of any succeeding breach or as a modification of such provision. The provisions of this Agreement shall be severable and in the event that any provision of this Agreement shall be found by any court as specified in Section 17 below to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. You hereby agree that the court may modify any invalid, overbroad or unenforceable term of this Agreement so that such term, as modified, is valid and enforceable under applicable law. Further, by accepting the Award, you affirmatively state that you have not, will not and cannot rely on any representations not expressly made herein.

12.
Motorola Solutions Assignment Rights. Motorola Solutions shall have the right to assign the Agreement, which shall not affect the validity or enforceability of the Agreement. The Agreement shall inure to the benefit of assigns and successors of Motorola Solutions.

13.
Actions by the Compensation Committee. The Compensation Committee may delegate its authority to administer the Agreement. The actions and determinations of the Compensation Committee or its delegate shall be binding upon the parties.

14.	Agreement Following Termination of Employment.

a.
You agree that upon termination of employment with Motorola Solutions or a Subsidiary (as defined in Section 26 below), you will immediately inform Motorola Solutions of (i) the identity of any new employer (or the nature of any start-up business or self-employment), (ii) your new title, and (iii) your job duties and responsibilities.

b.
You hereby authorize Motorola Solutions or a Subsidiary to provide a copy of the Agreement to your new employer. You further agree to provide information to Motorola Solutions or a Subsidiary as may from time to time be requested in order to determine your compliance with the terms hereof.

15.	Consent to Transfer Personal Data.

a.
By accepting the Award, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Agreement and any other Award grant materials (“Data”) by and among, as applicable, the Employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that Data may include certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

b.
You understand that Data will be transferred to the Designated Broker, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of Data by contacting your human resources representative.

c.
You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your human resources representative. You understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to withdraw your consent, your employment status with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to make grants of Units or other awards to you, or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your human resources representative.

d.	Where applicable, you acknowledge that you have also read the Notice, attached as Exhibit A, related to the European General Data Protection Regulation.

e.
Finally, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

16.
Remedies for Breach. You hereby acknowledge that the harm caused to the Company by the breach or anticipated breach of Sections 2(b)(i) and/or 2(b)(ii) hereof will be irreparable and further agree the Company may obtain injunctive relief against you in addition to and cumulative with any other legal or equitable rights and remedies the Company may have pursuant to the Agreement, any other agreements between you and the Company for the protection of Confidential Information or law, including the recovery of liquidated damages. You agree that any interim or final equitable relief entered by a court of competent jurisdiction, as specified in Section 17 below, will, at the request of the Company, be entered on consent and enforced by any such court having jurisdiction over you. This relief would occur without prejudice to any rights either party may have to appeal from the proceedings that resulted in any grant of such relief.

17.
Governing Law and Choice of Venue. All questions concerning the construction, validity and interpretation of the Agreement shall be governed by and construed according to the law of the State of Illinois without regard to any state’s conflicts of law principles. Any disputes regarding this Award or the Agreement shall be brought only in the state or federal courts of Illinois.

18.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You acknowledge and agree that you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

19.
Compliance with Law. Notwithstanding any other provision of the Plan or the Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon vesting of the Units prior to the completion of any registration or qualification of the Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Common Stock with the SEC or any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

20.
Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country of residence or the Designated Broker’s country or country where the Common Stock is listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell, attempt to sell or otherwise dispose of Common Stock, rights to Common Stock (e.g., Units) or rights linked to the value of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by or determined under the laws in the applicable jurisdiction. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before possessing inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include your fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You are responsible for ensuring compliance with any applicable restrictions and should consult your personal legal advisor on this matter.

21.
Language. You acknowledge that you are sufficiently proficient in English to understand the terms and conditions of the Agreement. Furthermore, if you have received the Agreement or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22.
Exchange Control, Tax And/Or Foreign Asset/Account Reporting. You acknowledge that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage/bank account or legal entity outside your country. You may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you should consult your personal legal advisor for any details.

23.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24.
Appendix. Notwithstanding any provision of the Agreement, the Award shall be subject to any terms and conditions set forth in the Appendix to this Award Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Agreement.

25.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Units and on any shares of Common Stock acquired under the Plan (or the proceeds from the sale of such shares), to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

26.	409A Compliance Applicable Only to You if Subject to U.S. Tax.

a.
Notwithstanding any provision of the Agreement to the contrary, if you are a “specified employee” (certain officers of Motorola Solutions or its Subsidiaries or certain employee-stockholders of Motorola Solutions, both within the meaning of U.S. Treasury Regulation Section 1.409A-1(i) and using the identification methodology selected by Motorola Solutions from time to time and in accordance with U.S. Treasury Regulation Section 1.409A-1(i)) on the date of your termination of employment, any payment which would be considered “nonqualified deferred compensation” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that you are entitled to receive upon termination of employment and which otherwise would be paid or delivered during the six-month period immediately following the date of your termination of employment will instead be paid or delivered on the earlier of (i) the first day of the seventh month following the date of your termination of employment, and (ii) your death.

b.
Notwithstanding any provision of the Agreement that requires the Company to pay or deliver payments with respect to Units upon vesting (or within 60 days following the date that the applicable Units vest), if the event that causes the applicable Units to vest is not a permissible payment event as defined in Section 409A(a)(2) of the Code, then the payment with respect to such Units will instead be paid or delivered on the earlier of (i) the specified date of payment or delivery originally provided for such Units and (ii) the date of your termination of employment (subject to any delay required by Section 25(a) above). Payment shall be made within 60 days following the applicable payment date. For purposes of determining the time of payment or delivery of any payment you are entitled to receive upon termination of employment, the determination of whether you have experienced a termination of employment will be determined by Motorola Solutions in a manner consistent with the definition of “separation from service” under the default rules of Section 409A of the Code.

c.
For purposes of Section 9, to avoid a prohibited acceleration under Section 409A of the Code, if shares of Common Stock subject to the Units will be withheld (or sold on your behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the Units for any portion of the Units that is considered nonqualified deferred compensation subject to 409A of the Code, then the number of shares of Common Stock withheld (or sold on your behalf) shall not exceed the number of shares that equals your liability for Tax-Related Items.

27.	Definitions. Any capitalized terms used herein that are not otherwise defined below or elsewhere in the Agreement shall have the same meaning provided under the Plan.

a.
“Confidential Information” means information concerning the Company and its business that is not generally known outside the Company, and includes (1) trade secrets; (2) intellectual property; (3) the Company’s methods of operation and Company processes; (4) information regarding the Company’s present and/or future products, developments, processes and systems, including invention disclosures and patent applications; (5) information on customers or potential customers, including customers’ names, sales records, prices, and other terms of sales and Company cost information; (6) Company personnel data; (7) Company business plans, marketing plans, financial data and projections; and (8) information received in confidence by the Company from third parties. Information regarding products, services or technological innovations in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its affiliates is considering for broader use, shall be deemed not generally known until such broader use is actually commercially implemented.

b.
“Designated Broker” means E*TRADE Financial Services LLC or such other stock plan service provider as may be selected by the Company in the future for purposes of assisting the Company with the implementation, administration and management of the Plan.

c.
“Fair Market Value” for purposes of the Award at any time shall mean the closing price for a share of Common Stock on the date as of which such value is being determined, as reported for the New York Stock Exchange-Composite Transactions in the Wall Street Journal at www.online.wsj.com. In the event the New York Stock Exchange is not open for trading on such date, or if the Common Stock does not trade on such day, Fair Market Value for this purpose shall be the closing price of the Common Stock on the immediately preceding date for which transactions were reported; provided however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined in such manner as the Compensation Committee may deem equitable, or as required by applicable law or regulation.

d.
“Leave of Absence” means an approved leave of absence from Motorola Solutions or a Subsidiary from which the employee has a right to reinstatement, as determined by applicable law or Motorola Solutions policy.

e.
“Serious Misconduct” for purposes of the Award means any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures.

f.
“Subsidiary” means any corporation or other entity in which a 50 percent or greater interest is held directly or indirectly by Motorola Solutions and which is consolidated for financial reporting purposes.

g.
“Termination due to a Divestiture” for purposes of the Award means your acceptance of employment with another company in direct connection with the sale, lease, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Motorola Solutions or a Subsidiary, or if you remain employed by a Subsidiary that is sold (a “Divestiture”).

h.
“Total and Permanent Disability” means for (i) U.S. employees: entitlement to long term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan or a determination of a permanent and total disability under a state workers compensation statute, or for (ii) Non-U.S. employees: as established by applicable Motorola Solutions policy unless otherwise required by local regulations.

28.
Deemed Acceptance of Award by Employee. There is no need for you to acknowledge acceptance of this Award. You are considered to have accepted the Award and to be bound by the terms and conditions of the Agreement, the Plan, and any and all rules and regulations established by Motorola Solutions in connection with awards issued under the Plan unless you notify Motorola Solutions otherwise in a written statement. If you do not wish to receive this Award and/or do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Agreement, the Plan, and any and all rules and regulations established by Motorola Solutions in connection with awards issued under the Plan, then you must reject the Award by notifying Motorola Solutions in writing within 30 days after the date of the electronic mail notification by the Company to you of the Award. Written notifications can be made by post to the address listed in Section 28 below. Your failure to notify Motorola Solutions of your rejection of the Award within the specified period will constitute acceptance of the Award and its terms and conditions.

29.
Plan Documents. The Plan and the Prospectus for the Plan are available on the Motorola Solutions website at https://converge.motorolasolutions.com/community/hr/rewards/recognition-and-other-incentives/stock-programs or by contacting PeopleConnect https://docs.google.com/document/d/1zO_46fa6xhOVy1KknOSYtpx0WI6VUyI11-Cys5ILD6I. Alternatively, write to Global Rewards Equity Administration, Motorola Solutions, Inc., 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A. to request Plan documents.

APPENDIX TO RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS
This Appendix includes additional terms and conditions that govern the Units granted to you under the Plan if you work and/or reside in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working (or are considered as such for local law purposes), or if you transfer employment or residency to a different country after the Units are granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to you.
Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Award Agreement.
NOTIFICATIONS
This Appendix also includes notifications regarding certain issues of which you should be aware with respect to your participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of November 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications contained in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated at the time you vest in the Units or sell any shares of Common Stock acquired upon such vesting.
In addition, the notifications contained in this Appendix are general in nature and may not apply to your particular situation and, as a result, the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
If you are a citizen or resident of a country other than the one in which you are currently working (or are considered as such for local law purposes), or if you relocate to a different country after the Units are granted, the notifications contained in this Appendix may not be applicable to you in the same manner.

ALGERIA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding Section 5 of the Award Agreement, vested Units shall be paid in the form of cash, through local payroll, for each vested Unit. The cash payment will equal the number of vested Units multiplied by the fair market value of one (1) share of Common Stock on the RSU Vesting Date less any Tax-Related Items.
ARGENTINA
TERMS AND CONDITIONS
Labor Law Acknowledgement. This provision supplements Section 10 of the Award Agreement (Nature of Grant):
In accepting the Award, you acknowledge and agree that the grant of Units is made by the Company (not the Employer) in its sole discretion and that the value of the Units or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on each RSU Vesting Date.
NOTIFICATIONS
Securities Law Information. Neither the Units nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. Following the sale of shares of Common Stock and/or the receipt of dividends, Argentine residents may be subject to certain restrictions in bringing such funds back into Argentina. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase such shares, etc.). Argentine residents are solely responsible for complying with applicable Argentine exchange control rules that may apply in connection with their participation in the Plan and/or the transfer of cash proceeds into Argentina. Prior to transferring cash proceeds into Argentina, Argentine residents should consult with their local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.
Foreign Asset and Account Reporting. Argentine residents must report any shares of Common Stock acquired under the Plan and held by the resident on December 31st of each year on their annual tax return for that year. Argentine residents should consult with their personal tax advisor to determine their personal reporting obligations.

AUSTRALIA
TERMS AND CONDITIONS
Australian Offer Document. The Award is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/000. Additional details are set forth in the Australia Offer Document, which is available on the Equity website at https://drive.google.com/drive/folders/0B3TbsEalnqO_b1c2RUhDczhKMHc.

NOTIFICATIONS
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1197 (Cth) applies (subject to the conditions in the Act).
AUSTRIA
NOTIFICATIONS
Exchange Control Information. Austrian residents who hold securities (including shares of Common Stock) or cash (including proceeds from the sale of such shares) outside of Austria may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if you are an Austrian resident and hold securities outside of Austria, reporting requirements will apply if the value of such securities exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.
Further, if Austrian residents hold cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000. Specifically, if this threshold is met, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.
BAHRAIN
NOTIFICATIONS
Securities Law Information. The Agreement, the Plan and all other materials you receive regarding participation in the Plan do not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any shares of Common Stock issued upon settlement of the Units shall be deposited into a brokerage account in the United States. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock pursuant to the Units described herein has not and will not be registered in Bahrain and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, you understand that you may not make any public advertising or announcements regarding the Units or shares of Common Stock in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. You acknowledge and agree that shares of Common Stock may only be sold outside of Bahrain and on a stock exchange on which the Company is traded.

BELGIUM
NOTIFICATIONS
Foreign Asset and Account Reporting. Belgian residents are required to report any securities (e.g., shares of Common Stock) or bank accounts (including brokerage accounts) opened or maintained outside of Belgium on their annual tax return. In a separate report, residents will be required to provide the Central Contact Point of the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium. Belgian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Stock Exchange Act. From January 1, 2017, a stock exchange tax applies to transactions executed through a non-Belgian financial intermediary. The stock exchange tax will likely apply when shares of Common Stock are sold. You should consult your personal tax advisor to determine your obligations with respect to the stock exchange tax.

BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Units, you agree to comply with applicable Brazilian laws and to report and pay applicable Tax-Related Items associated with the vesting of the Units or the subsequent sale of the shares of Common Stock acquired upon such vesting.
Labor Law Acknowledgment. By accepting the Units, you agree that you are (i) making an investment decision, (ii) the shares of Common Stock will be issued to you only if the vesting conditions are met, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to you.
NOTIFICATIONS
Foreign Asset and Account Reporting. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include shares of Common Stock acquired under the Plan. Brazilian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Tax on Financial Transaction (IOF). Repatriation of funds (e.g., sales proceeds) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan. You should consult with your personal tax advisor for additional details.
CANADA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, vested Units shall be paid in whole shares of Common Stock only.
The following provisions apply for residents of Quebec:
English Language Provision. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy Notice and Consent. This provision supplements Section 15 of the Award Agreement (Consent to Transfer Personal Data):
You hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Employer, the Company, any Subsidiary and the Designated Broker to disclose and discuss the Plan with their advisors. You further authorize the Employer, the Company and any Subsidiary to record such information and to keep such information in your employee file.
NOTIFICATIONS
Securities Law Information. Canadian residents may not be permitted to sell or otherwise dispose of any shares of

Common Stock acquired upon vesting of the Units within Canada. Canadian residents may only be permitted to sell or dispose of any such shares if such sale or disposal takes place outside of Canada on the facilities on which the Common Stock is traded (i.e., on the New York Stock Exchange).
Foreign Asset and Account Reporting. Foreign specified property, including shares of Common Stock, stock options, and other rights to receive shares of Common Stock (e.g., Units) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s foreign specified property exceeds C$100,000 at any time during the year. Thus, such Units must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because other foreign specified property is held by the employee. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of such shares. The ACB would ordinarily equal the fair market value of the shares of Common Stock at the time of acquisition, but if the employee owns other shares of Common Stock of the same company, this ACB may have to be averaged with the ACB of the other shares of Common Stock. Canadian residents should consult with their personal tax advisor to ensure compliance with their reporting requirements.
CHILE
NOTIFICATIONS
Securities Law Information. The grant of the Award constitutes a private offering of securities in Chile effective as of the Date of Grant. This offer of Restricted Stock Units is made subject to general ruling n° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the Restricted Stock Units are not registered in Chile, the Company is not required to provide public information about the Restricted Stock Units or the shares of Common Stock in Chile. Unless the Restricted Stock Units and/or the shares of Common Stock are registered with the SVS, a public offering of such securities cannot be made in Chile.
Esta Oferta del Otorgamiento constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta. Esta oferta de Unidades de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Superintendencia de Valores y Seguros de Chile (“SVS”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no inscritos en Chile no existe la obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. Chilean residents are not required to repatriate proceeds obtained from the sale of shares of Common Stock or from dividends to Chile; however, if the Chilean resident decides to repatriate such proceeds to Chile and the amount of the proceeds to be repatriated exceeds US$10,000, such resident must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office in Chile). If the Chilean resident does not repatriate the proceeds and uses such proceeds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the resident must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank of Chile within the first 10 days of the month immediately following the transaction.
Further, if the value of the Chilean resident’s aggregate investments held outside of Chile (including the value of shares of Common Stock acquired under the Plan) is equal to or greater than US$5,000,000 at any time during the year, such resident may need to report the status of such investments on a quarterly basis to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations of the Central Bank.
Foreign Asset and Account Reporting. The Chilean Internal Revenue Service (the “CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which the taxpayers will use as a credit against Chilean income tax. The sworn statements disclosing this information (or Formularios) must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929, which is due on June 30 each year.

CHINA
TERMS AND CONDITIONS
The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC, unless otherwise determined by the Company:
Immediate Sale Restriction. Due to exchange control laws in the PRC, you understand and agree that the Company may require that any shares of Common Stock acquired upon the vesting of the Units be immediately sold. If the Company, in its discretion, does not exercise its right to require the automatic sale of shares of Common Stock issuable upon vesting of the Units, as described in the preceding sentence, you understand and agree that any such shares acquired by you under the Plan must be sold no later than ninety (90) days after your termination of employment, or within any other such time frame as the Company determines to be necessary or advisable for legal or administrative reasons or is required by the PRC State Administration of Foreign Exchange (“SAFE”). You understand that any shares of Common Stock acquired by you under the Plan that have not been sold within ninety (90) days of your termination of employment will be automatically sold by the Designated Broker at the Company’s direction, pursuant to this authorization by you. You also acknowledge and understand that you must maintain shares of Common Stock acquired under the Plan in an account maintained by the Designated Broker.
You agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Designated Broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Designated Broker) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates between the RSU Vesting Date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Common Stock on the RSU Vesting Date (which is the amount relevant to determining your Tax-Related Items liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the price of the Common Stock and/or any applicable exchange rate. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
Upon the sale of the shares of Common Stock, the Company agrees to pay the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth in this Appendix for China below under “Exchange Control Restrictions.”
You understand that your Employer and/or any Subsidiary to which you provide service must be registered with the State Administration of Foreign Exchange (“SAFE”) prior to vesting of the Units. If the Company is unable to obtain registration approval for your Employer and/or any Subsidiary to which you provide service prior to the vesting of such Units, the vesting of the Units may be delayed.
Exchange Control Restrictions. By accepting the Award, you understand and agree that, due to PRC exchange control restrictions, you are not permitted to transfer any shares of Common Stock acquired under the Plan out of your account established with the Designated Broker and that you will be required to repatriate all proceeds due to you under the Plan to the PRC, including any proceeds from the sale of shares of Common Stock acquired under the Plan or dividends.
Further, you understand that such repatriation will need to be effected through a special exchange control account established by the Company or Subsidiary in the PRC, and you hereby consent and agree that the proceeds may be transferred to such special account prior to being delivered to you. The proceeds may be paid to you in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in the PRC so that the proceeds may be deposited into this account. You understand that if you fail to set up such account or fail to provide the requested details to the Company, you might not be able to receive sale proceeds or delivery of proceeds may be delayed. Further, you understand that if you do not otherwise claim the proceeds within 2 years of the exercise date, the proceeds may be surrendered to the Company. If the proceeds are paid in local currency, you acknowledge that neither the Company nor any Subsidiary is under an obligation to secure any particular currency conversion rate and that the Company (or a Subsidiary) may face delays in converting the proceeds to local currency due to exchange control requirements in the PRC. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.
NOTIFICATIONS
Foreign Asset and Account Reporting. PRC residents may be required to report to SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents. PRC residents should consult with their personal tax advisor to determine their personal reporting obligations.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. This provision supplements the acknowledgement contained in Section 10 of the Award Agreement (Nature of Grant):
You acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of your “salary” for any legal purpose.
Securities Law Acknowledgement. The shares of Common Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the shares of Common Stock may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities in Colombia. In the event that the Company, in its sole discretion, determines that the offer of the Units in Colombia may constitute a “public offer of securities” under Law 964 of 2005, you understand and agree that the Company may, in its sole discretion, cease to offer participation in the Plan in Colombia. In the event that the Company exercises its discretion to cease offering the Plan in Colombia, you will no longer be permitted to participate in the Plan as of the date established by the Company.
NOTIFICATIONS
Exchange Control Information. Investments in assets located outside of Colombia (including the shares of Common Stock) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of such investments is US$500,000 or more (as of December 31 of the applicable calendar year). Further, upon the sale of any shares of Common Stock that the Colombian resident has registered with the Central Bank, he or she must cancel the registration by March 31 of the following year. The Colombian resident may be subject to fines if he or she fails to cancel such registration.
Foreign Asset / Account Reporting. You must file an annual informative return with the Colombian Tax Office detailing any assets held abroad. If the individual value of any of these assets exceeds a certain threshold, you must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
CZECH REPUBLIC
NOTIFICATIONS
Exchange Control Information. The Czech National Bank may require residents of the Czech Republic to fulfill certain notification duties in relation to the opening and maintenance of a foreign account. In addition, you may need to report certain events even in the absence of a request from the Czech National Bank. Because exchange control regulations change frequently and without notice, residents of the Czech Republic should consult with their legal advisor prior to the sale of shares of Common Stock to ensure compliance with current regulations. It is the Czech resident’s responsibility to comply with Czech exchange control laws, and neither the Company nor the Employer will be liable for any resulting fines or penalties.
ECUADOR
There are no country-specific provisions.
EGYPT
NOTIFICATIONS
Exchange Control Information. If you have a permanent domicile in Egypt and you transfer funds into Egypt in connection with the Units, you may be required to transfer the funds through a registered bank in Egypt.
FRANCE
TERMS AND CONDITIONS
Language Consent. By accepting the Award, you confirm having read and understood the Agreement (including this Appendix) and the Plan, including all terms and conditions included therein, which were provided in the English language. You accept the terms of these documents accordingly.
En acceptant les Attributions, vous confirmez avoir lu et compris ce Contrat (y incluse cette Annexe) et le Plan, incluant tous leurs termes et conditions, qui lui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.
Units Not French-qualified. You understand and acknowledge that the Units granted under the Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended.
NOTIFICATIONS
Foreign Asset and Account Reporting. French residents holding cash or shares of Common Stock outside of France must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis, together with their income tax return. Failure to complete this reporting triggers penalties for the resident.
GERMANY
NOTIFICATIONS
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that German residents make or receive a payment in excess of this amount, the resident must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
GREECE
There are no country-specific provisions.

HONG KONG
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, vested Units shall be paid in whole shares of Common Stock only.
Share Sale Restriction. Shares of Common Stock received at vesting are accepted as a personal investment. In the event that the Units vest and shares of Common Stock are issued to you (or your heirs) within six months of the Date of Grant, you (or your heirs) agree that the shares of Common Stock will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Date of Grant.
NOTIFICATIONS
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. Neither the grant of the Units nor the issuance of shares of Common Stock upon vesting of the Units constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Award Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the Award (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.
INDIA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, vested Units shall be paid in whole shares of Common Stock only.
NOTIFICATIONS
Exchange Control Information. Due to exchange control restrictions in India, Indian residents may be required to repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan to India within 90 days of sale and within 180 days of receipt of any dividends (or as prescribed under applicable Indian exchange control laws as may be amended from time to time) and will not be able to use the proceeds for any dividend reinvestment program. Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the funds and must maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Account and Asset Reporting. Indian residents are required to declare any foreign bank accounts and assets (including shares of Common Stock) on their annual tax return. Indian residents should consult with their personal tax advisor to determine their reporting requirements.
INDONESIA
NOTIFICATIONS
Exchange Control Information. If Indonesian residents remit proceeds from the sale of shares of Common Stock into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Indonesian residents must complete a “Transfer Report Form.” The Transfer Report Form will be provided to the Indonesian residents by the bank through which the transaction is made.
Language Consent and Notification. A translation of the documents relating to this grant into Bahasa Indonesia can be provided to you upon request from PeopleConnect at https://docs.google.com/document/d/1zO_46fa6xhOVy1KknOSYtpx0WI6VUyI11-Cys5ILD6I. By accepting the Units, you (i) confirm having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accept the terms of those documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada PeopleConnect https://docs.google.com/document/d/1zO_46fa6xhOVy1KknOSYtpx0WI6VUyI11-Cys5ILD6I. Dengan menekan tombol “Saya menerima” atau dengan menandatangani dan mengembalikan dokumen ini yang memuat syarat dan ketentuan pemberian anda, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
IRELAND
NOTIFICATIONS
Director Notification Obligation. Irish residents who may be a director, shadow director or secretary of an Irish subsidiary whose interest in the Company represents more than 1% of the Company’s voting share capital are required to notify such Irish Subsidiary in writing within a certain time period. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
TERMS AND CONDITIONS
Nature of Award. By accepting the Award, you understand and agree that the Units are offered subject to and in accordance with the Israeli Addendum (Sub-Plan) to the Plan (the “Israeli Subplan”), are granted under the Capital Gains Tax Track Through a Trustee (as defined in the Israeli Subplan) and are intended to qualify for favorable tax treatment set forth under the “capital gains” track of Section 102 of the Israeli Income Tax Ordinance [new version] 1961 (“102 Capital Gains Treatment”). Notwithstanding the foregoing, the Company does not undertake to maintain the qualified status of the Units and you acknowledge that you will not be entitled to damages of any nature whatsoever if the Award becomes disqualified. In the event of any inconsistencies between the Israeli Subplan, the Agreement and/or the Plan, the terms of the Israeli Subplan will govern.
Further, to the extent requested by the Company or the Employer, you agree to execute any letter or other agreement that may be required in connection with the grant or tax-qualified status of the Award or any future award granted under the Israeli Subplan. If you fail to comply with such request, the Units may not qualify for 102 Capital Gains Treatment.
Trust Arrangement. You acknowledge and agree that any shares of Common Stock issued upon vesting of the Units will be deposited with the Company’s designated trustee in Israel, Tamir Fishman (the “Trustee”) pursuant to a supervisory trust arrangement in accordance with the terms of the trust agreement between the Company and the Trustee. You further agree that any such shares of Common Stock will be subject to the Holding Period applicable to Awards granted under the Capital Gains Track Through a Trustee, as set forth in Section 1.1(A) of the Israeli Subplan (the “Holding Period”). The Company may at its sole discretion replace the Trustee from time to time and instruct the transfer of all Awards and shares of Common Stock held and/or administered by such Trustee at such time to its successor and the provisions of the Agreement shall apply to the new Trustee mutatis mutandis.
Restriction on Sale. You acknowledge that any shares of Common Stock issued upon vesting of the Units may not be sold prior to the expiration of the Holding Period in order to qualify for 102 Capital Gains Tax Treatment. Accordingly, you agree not to dispose of (or request the Trustee to dispose of) any such shares prior to the expiration of the Holding Period. For purposes of this Appendix for Israel, “dispose” shall mean any sale, transfer or other disposal of the shares of Common Stock by you or the Trustee, including a release of such shares from the Trustee to you.
Tax-Related Items. The following provision supplements Section 9 of the Award Agreement (Tax-Related Items):
In the event that you dispose of any shares of Common Stock issued upon vesting of the Units prior to the expiration of the Holding Period, you acknowledge and agree that such shares will not qualify for 102 Capital Gains Tax Treatment and will be subject to taxation in Israel in accordance with ordinary income tax principles. Further, you acknowledge and agree that you will be liable for the Employer’s component of payments to the National Insurance Institute (to the extent such payments by the Employer are required).
You further agree that the Trustee may act on behalf of the Company or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to you in connection with the Units granted under the Israeli Subplan.
NOTIFICATIONS
Securities Law Information. An exemption from filing a prospectus in relation to the Plan has been granted to the Company by the Israeli Securities Authority. A copy of the Plan can be accessed at https://drive.google.com/drive/folders/0B3TbsEalnqO_RzJlcC1DbmdkT1k and a copy of the Form S-8 registration statement for the Plan filed with the SEC can be obtained by accessing:
http://www.sec.gov/Archives/edgar/data/68505/000095013706005238/c04482sv8.htm.
ITALY
TERMS AND CONDITIONS
Data Privacy Notice. This provision replaces Section 15 of the Award Agreement (Consent to Transfer Personal Data) in its entirety:
You understand that the Employer, the Company and any of its Subsidiaries may hold and process certain personal information about you, including your name, home address, email address and telephone number, date of birth. passport, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships that you hold in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect your eligibility to participate in the Plan. The Controller of personal data processing is Motorola Solutions, Inc., with its principal operating offices at 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A., and its representative in Italy is Motorola Solutions Italia S.p.A., via Giovanni Lorenzini, No. 4, Milan Italy.
You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. You further understand that the Company and its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the

Plan, including any requisite transfer to the Designated Broker or another third party with whom you may elect to deposit any shares of Common Stock acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, you understand that the Company will delete your Data within a reasonable time after as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including the transfer of your Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan, which represents the basis for the processing. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, ask for rectification of the Data and cease, for legitimate reason, any processing of the Data. You also understand that you have the right to data portability and to lodge a complaint with the Italian supervisory authority. Furthermore, you are aware that the Data will not be used for direct marketing purposes. In addition, the Data provided may be reviewed and questions or complaints can be addressed by contacting your human resources department or by submitting any such questions or complaints via email at privacy1@motorolasolutions.com.
Plan Document Acknowledgment. In accepting the Award, you acknowledge that you have received a copy of the Plan and the Award Agreement (including this Appendix), have reviewed these documents in their entirety and fully understand and accept all provisions of these documents.
Further, you acknowledge that you have read and specifically and expressly approve the following sections of the Award Agreement: Section 2 (Restrictions); Section 3 (Vesting); Section 9 (Tax-Related Items); Section 10 (Nature of Grant); Section 17 (Governing Law and Choice of Venue); Section 21 (Language) and the Data Privacy Notice for Italy included in this Appendix.
NOTIFICATIONS
Foreign Asset and Account Reporting. An Italian resident who, during any fiscal year, holds investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy, is required to report such investments or assets on his or her annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if he or she is not required to file a tax return). These reporting obligations will apply to the Italian resident if he or she is the beneficial owner of foreign financial assets under Italian money laundering provisions. Italian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Foreign Asset Tax Information. The value of financial assets held outside of Italy (including shares of Common Stock) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., shares of Common Stock acquired under the Plan) assessed at the end of the calendar year.
JAPAN
NOTIFICATIONS
Foreign Asset and Account Reporting. Japanese residents who hold assets outside of Japan with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Japanese residents are advised to consult with their personal tax advisor to ensure that they are properly complying with applicable reporting requirements.
KAZAKHSTAN
NOTIFICATIONS

Securities Law Notification. This offer is addressed only to certain eligible employees in the form of the shares of Common Stock to be issued by the Company. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

Exchange Control Information. Residents of Kazakhstan may be required to notify the National Bank of Kazakhstan when they acquire shares of Common Stock under the Plan if the value of such shares of Common Stock exceeds US$100,000. Please note that the exchange control regulations in Kazakhstan are subject to change. You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to vesting or receiving proceeds from the sale of shares of Common Stock acquired under the Plan. You are responsible for ensuring compliance with all exchange control laws in Kazakhstan.
LIBYA
There are no country-specific provisions.
LITHUANIA
There are no country-specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Notice. This provision replaces Section 15 of the Award Agreement (Consent to Transfer Personal Data) in its entirety:
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data, as described in the Award Agreement and any other grant materials by and among, as applicable, your Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that your Employer, the Company and its Subsidiaries may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Data is supplied by your Employer and also by you through information collected in connection with the Plan and the Award Agreement, including this Appendix.

You understand that Data will be transferred to the Designated Broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting PeopleConnect at https://docs.google.com/document/d/1zO_46fa6xhOVy1KknOSYtpx0WI6VUyI11-Cys5ILD6I or by making such request via email at privacy1@motorolasolutions.com. You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Common Stock received upon vesting of your Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative at Motorola Solutions Malaysia Sdn Bhd, PLOT 2, Bayan Lepas, Technoplex Industrial Park, MK 12 SWD, 11900, Pulau Pinang, Malaysia or by making such request via email at privacy1@motorolasolutions.com. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company may not be able to grant you Units or other awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your eligibility to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative or PeopleConnect at https://docs.google.com/document/d/1zO_46fa6xhOVy1KknOSYtpx0WI6VUyI11-Cys5ILD6I or request such information via email at privacy1@motorolasolutions.com.

Notifikasi Privasi Data. Peruntukan ini menggantikan Seksyen 15 dalam Perjanjian Anugerah
(Keizinan untuk Memindahkan Data Peribadi) secara keseluruhan :

Anda dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanjian Anugerah dan apa-apa bahan geran yang lain, oleh dan di antara, sebagaimana yang berkenaan, Majikan anda, Syarikatdan Anak-, anak Syarikatnya untuk tujuan ekslusif bagi pelaksanaan, pentadbiran dan pengurusan penyertaan anda dalam Pelan.

Anda memahami bahawa Majikan anda, Syarikat dan Anak-anak Syarikatnya mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon,alamat emel, tarikh lahir, insurans social, passport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang di Syarikat, butir-butir semua Unit-Unit atau apa-apa hak lain untuk syer dalam Ssaham Biasa yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah anda ("Data"), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan. Data dibekalkan oleh Majikan anda dan juga oleh anda melalui maklumat yang dikumpul berkenaan dengan Pelan dan Perjanjian Anugerah, termasuk Lampiran ini.

Anda memahami bahawa Data akan dipindah kepada Broker yang Ditetapkan atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan melaksanakan, mentadbir dan menguruskan Pelan. Anda memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (e.g. Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda fahami bahawa jika anda berada di luar Amerika Syarikat atau di tempat lain, anda boleh meminta senarai nama dan alamat mana-mana penerima-penerima Data dengan menghubungi Pusat Perkhidmatan Pekerja tol percuma di 1-800-88-6567, atau sebagai alternative di 001-646-254-3480 atau dengan membuat apa-apa permintaan melalui e-mel kepada privacy1@motorolasolutions.com. Anda memberi kuasa kepada Syarikat, Broker Yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan, termasuklah mana-mana pemindahan Data yang diperlukan kepada broker, ejen eskrow atau pihak ketiga lain dengan siapa apa-apa syer dalam Saham Biasa yang diterima atas pemberian hak Unit-Unit anda mungkin didepositkan. Anda fahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan. Anda fahami jika anda berada di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat Data, meminta informasi tambahan mengenai penyimpanan dan pemprosesan

Data, meminta bahawa pindaan-pindaan yang diperlukan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan anda di Motorola Solutions Malaysia Sdn Bhd, PLOT 2, Bayan Lepas, Technoplex Industrial Park, MK 12 SWD, 11900, Pulau Pinang, Malaysia atau dengan membuat apa-apa permintaan melalui e-mel kepada privacy1@motorolasolutions.com. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkidmatan dan kerjaya andanya dengan Majikan tidak akan terjejas; satunya akibat jika anda tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat menganugerahkan Anugerah Unit-unit atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda fahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan kelayakan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda fahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda atau Pusat Perkhidmatan Pekerja atau meminta informasi tersebut secara e-mel di privacy1@motorolasolutions.com.

NOTIFICATIONS
Director Notification Obligation. If you are a director of a Subsidiary in Malaysia, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when you receive or dispose of an interest (e.g., Units or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Plan Document Acknowledgement. By accepting the Award, you acknowledge that you have received a copy of the Plan and the Award Agreement, including this Appendix, which you have reviewed. You acknowledge further that you accept all the provisions of the Plan and the Award Agreement, including this Appendix. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 10 of the Award Agreement (Nature of Grant), which clearly provides as follows:
(1)    Your participation in the Plan does not constitute an acquired right;

(2)	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
(3)    Your participation in the Plan is voluntary; and

(4)	None of the Company, the Employer or any Subsidiary is responsible for any decrease in the value of any shares of Common Stock acquired at vesting of the Units.
Labor Law Policy and Acknowledgment. This provision supplements Section 10 of the Award Agreement (Nature of Grant):
By accepting the Award, you expressly recognize that the Company, with its principal operating offices at 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares of Common Stock under the Plan do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican legal entity that employs you and to which you are subordinated (i.e., the Employer). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, and its Subsidiaries, affiliates, branches, representation offices, shareholders, trustees, directors, officers, employees, agents, or legal representatives with respect to any such claim that may arise.
Reconocimiento de Documento. Al aceptar el Premio, Usted reconoce que ha recibido una copia del Plan, incluyendo este Apéndice por país, mismos que ha revisado. Usted reconoce, además, que acepta todas las disposiciones del Plan, el Convenio, incluyendo este Apéndice. Usted también reconoce que ha leído y que específicamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 10 del Convenio: “Naturaleza del Otorgamiento”, que claramente dispone lo siguiente:
(1)    Su participación en el Plan no constituye un derecho adquirido;

(2)	El Plan y su participación en el Plan se ofrecen por la Compañía de manera totalmente discrecional;
(3)    Su participación en el Plan es voluntaria; y

(4)
Ninguna de las empresas subsidiarias de la Compañía ni su Patrón son responsables de ninguna disminución en el valor de las Acciones adquiridas al momento de tener el derecho respecto a las Unidades de Acciones Restringidas.

Política Laboral y Reconocimiento. Esta disposición suplementa la Sección 10 del Convenio (naturaleza del Otorgamiento):
Al aceptar el Premio, Usted expresamente reconoce que la Compañía, con domicilio de operaciones ubicado en 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A., es el único responsable de la administración del Plan y que su participación en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre Usted y la Compañía, ya que Usted participa en el Plan de una manera totalmente comercial y su único Patrón es una empresa Mexicana a quien se encuentra subordinado. Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que le pudieran derivar de la participación en el Plan no establecen derecho alguno entre Usted y su Patrón y no forman parte de las condiciones de trabajo y/o las prestaciones otorgadas por el Patrón y que cualquier modificación al Plan o su terminación no constituye un cambio o menoscabo de los términos y condiciones de su relación de trabajo.
Asimismo, Usted reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar su participación en cualquier momento y sin responsabilidad alguna frente Usted.
Finalmente, Usted por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del Plan y, por lo tanto, otorga el más amplio finiquito que en derecho proceda a favor de la Compañía, y sus afiliadas, sucursales, oficinas de representación, accionistas, fiduciarios, directores, funcionarios, empleados, agentes o representantes legales en relación con cualquier demanda o reclamación que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.

NEW ZEALAND
NOTIFICATIONS
Securities Law Information. Warning: This is an offer of rights to receive shares of Common Stock upon vesting of the Units subject to the terms of the Plan and this Agreement. Units give you a stake in the ownership of the Company. You may receive a return if dividends are paid on the shares of Common Stock. If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preferred shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. You should ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Plan.
In addition, you are hereby notified that the documents listed below are available for review on the Motorola intranet site at the web addresses listed below:

1.	The Company's most recent Annual Report (Form 10-K) - http://investors.motorolasolutions.com/

2.	the Company's most recent published financial statements - http://investors.motorolasolutions.com/

3.	The Plan and the Agreement - https://converge.motorolasolutions.com/community/hr/rewards/recognition-and-other-incentives/stock-programs/overview
You acknowledge that you may have a copy of the above documents sent to you, without fee, on written request being mailed to Global Rewards Equity Administration, Motorola Solutions, Inc., 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A. The telephone number at the executive offices is +1 847 576 5000.
As noted above, you are advised to carefully read the materials provided before making a decision whether to participate in the Plan. You are also encouraged to contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.
NIGERIA
There are no country-specific provisions.
NORWAY
There are no country-specific provisions.
OMAN
NOTIFICATIONS
Securities Law Information. The offer is addressed only to eligible employees. The Plan, Agreement and any related documents do not constitute the marketing or offering of securities in Oman and consequently have not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman.

PAKISTAN
TERMS AND CONDITIONS
Immediate Sale Restriction. Due to local regulatory requirements, you understand and agree that any shares of Common Stock issuable upon vesting of the Units will be immediately sold by the Designated Broker. You agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Designated Broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Designated Broker) to effectuate the sale of the shares of Common Stock and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sale occurs. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates between the RSU Vesting Date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Common Stock on the RSU Vesting Date. You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the price of the Common Stock and/or any applicable exchange rate. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
NOTIFICATIONS
Exchange Control Information. Pakistani residents are required to immediately repatriate to Pakistan the proceeds from the sale of shares of Common Stock as described above. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. Pakistani residents are advised to consult with their personal advisor prior to vesting and settlement of the Units to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. Pakistani residents are responsible for ensuring compliance with all exchange control laws in Pakistan.
PERU
NOTIFICATIONS
Securities Law Information. The offer of the Units is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning the offer, please refer to the Plan, the Agreement, and any other materials or documentation made available by the Company. For more information regarding the Company, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available at www.sec.gov, as well as the Company’s “Investor Relations” website at http://investors.motorolasolutions.com/.
Labor Law Acknowledgement. By accepting the offer of Units, you acknowledge that the Units are being granted ex gratia with the purpose of rewarding you.
PHILIPPINES
TERMS AND CONDITIONS
Form of Payment. Notwithstanding Section 5 of the Award Agreement, vested Units shall be paid in the form of cash, through local payroll, for each vested Unit. The cash payment will equal the number of vested Units multiplied by the fair market value of one (1) share of Common Stock on the RSU Vesting Date less any Tax-Related Items.

POLAND
NOTIFICATIONS
Foreign Asset and Account Reporting. Polish residents holding foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Polish residents should consult with their personal tax advisor to determine their personal reporting obligations.
Exchange Control Information. If a Polish resident transfers funds in excess of €15,000 into Poland, the funds must be transferred via a Polish bank account or financial institution. Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
PORTUGAL
TERMS AND CONDITIONS
English Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Consentimento de Lingua Inglesa. O beneficiário pelo presente declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e totalmente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
NOTIFICATIONS
Exchange Control Information. If you are a resident of Portugal and you acquire shares of Common Stock under the Plan, you may be required to file a report with the Portuguese Central Bank for statistical purposes (unless you arrange to have the shares of Common Stock deposited with a Portuguese financial intermediary, in which case the intermediary will file the report for you).
QATAR
There are no country-specific provisions.
REPUBLIC OF KOREA
NOTIFICATIONS
Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares of Common Stock in a single transaction to repatriate the proceeds to Korea within three years of the sale. However, this repatriation requirement likely does not apply to the sale of shares of Common Stock on or after July 18, 2017. You should consult with your personal legal advisor to determine whether you will be required to repatriate proceeds from the sale of shares of Common Stock back to Korea.
Foreign Asset and Account Reporting. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority, and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency) on any month-end date during a calendar year. Korean residents should consult with their personal tax advisor to determine their personal reporting obligations.

ROMANIA
NOTIFICATIONS
Exchange Control Information. Any transfer of funds exceeding €15,000 (whether via one transaction or several transactions that appear to be linked to each other) must be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank or financial institution. If you deposit the proceeds from the sale of shares of Common Stock in a bank account in Romania, you may have to provide the Romanian bank through which the operations are effected with appropriate documentation regarding the receipt of the income. You should consult with a personal legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.
RUSSIAN FEDERATION
TERMS AND CONDITIONS
U.S. Transaction and Sale Restrictions. You understand that acceptance of the Award results in a contract between you and the Company concluded in the United States and that the Agreement is governed by the laws of the State of Illinois without regard to any state’s conflicts of law principles. Upon vesting of the Units, any shares of Common Stock to be issued to you shall be delivered to your account with the Designated Broker in the United States and in no event will such shares of Common Stock be delivered to you in Russia. Finally, you acknowledge that you are not permitted to sell or otherwise transfer shares of Common Stock directly to other individuals in Russia, nor are you permitted to bring any certificates representing the shares of Common Stock into Russia (if such certificates are actually issued).
Depending on the development of local regulatory requirements, the Company reserves the right to force the immediate sale of any shares of Common Stock to be issued upon vesting of the Units. If applicable, you agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares of Common Stock (on your behalf pursuant to this authorization) and you expressly authorize the Designated Broker to complete the sale of such shares. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay you the cash proceeds from the sale of the shares of Common Stock, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. The cash proceeds must be remitted immediately to your bank account in Russia when the proceeds are released to you. You may subsequently remit such proceeds to a foreign bank account. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
Data Privacy Notice. This provision replaces Section 15 of the Award Agreement (Consent to Transfer Personal Data) in its entirety:
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Award Agreement by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company, any Subsidiary and/or the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
You understand that Data may be transferred to the Designated Broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting in the implementation, administration and management of the Plan, that the recipients of the Data may be located in your country, or elsewhere, and that the recipients’ country

(e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting PeopleConnect at https://docs.google.com/document/d/1zO_46fa6xhOVy1KknOSYtpx0WI6VUyI11-Cys5ILD6I or by making such request via email at privacy1@motorolasolutions.com.
You authorize the Company, the Designated Broker and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Common Stock received upon vesting of the Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case and without cost, by making such request via email at privacy1@motorolasolutions.com. You understand that refusal or withdrawal of consent may affect your eligibility to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact PeopleConnect or by making such request via email at privacy1@motorolasolutions.com.
NOTIFICATIONS
Securities Law Information. This Appendix, the Award Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Exchange Control Information. Russian residents are required to repatriate the proceeds from the sale of shares of Common Stock received in relation to the Units to Russia. Effective August 2, 2014, dividends (but not dividend equivalents) do not need to be remitted to Russian resident’s bank account in Russia, but instead, can be remitted directly to a foreign individual bank account (in Organisation for Economic Cooperation and Development (“OECD”) and Financial Action Task Force (“FATF”) countries). Russian residents must repatriate cash proceeds to the residents’ bank account in Russia when the proceeds are released to the resident. Russian residents may subsequently remit such proceeds to a foreign bank account. Russian residents should consult their personal advisor before remitting any sale proceeds to Russia, as significant penalties may apply in the case of non-compliance with exchange control requirement and exchange control requirements are subject to change at any time, often without notice. As from January 1, 2018, cash proceeds from the sale of shares of Common Stock listed on the Russian stock exchange or a foreign exchange on the legally approved list, currently including the New York Stock Exchange, also can be paid directly to your foreign bank account opened with a bank located in an OECD or FATF country.
Foreign Asset and Account Reporting. Russian residents will be required to notify the Russian tax authorities within one month of opening or closing a foreign bank account or of changing any account details. Effective as of January 1, 2015, Russian residents are also required to file with the Russian tax authorities reports of the transactions in their foreign bank accounts. Russian residents should consult with their personal tax advisor for additional information about these reporting obligations.
Labor Law Information. If Russian residents continue to hold shares of Common Stock acquired at vesting of the Units after an involuntary termination of their employment, they will not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Law. Certain individuals, who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly in a foreign company (including shares of Common Stock acquired under the Plan).

SINGAPORE
TERMS AND CONDITIONS
Sale Restriction. You agree that any shares of Common Stock acquired pursuant to the Units will not be offered for sale in Singapore prior to the six-month anniversary of the grant date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).
NOTIFICATIONS
Securities Law Information. The grant of the Units is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Requirement. The Chief Executive Officer (“CEO”) and the directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. The CEO and directors must notify the Singapore Subsidiary in writing of an interest (e.g., Units, shares of Common Stock, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the Units or when shares of Common Stock acquired under the Plan are subsequently sold), or (iii) becoming the CEO/ a director.
SOUTH AFRICA
TERMS AND CONDITIONS
Tax Obligations. The following provision supplements Section 9 of the Award Agreement (Tax-Related Items):
You are required to immediately notify the Employer of the amount of the fair market value of any shares of Common Stock issued upon vesting of the Units. You may be liable for a fine if you fail to complete this notification.
NOTIFICATIONS
Securities Law Information. In compliance with South African securities laws, the documents listed below are available on the following Company websites:

i.	a copy of the Company's most recent annual report (i.e., Form 10-K) is available on the “Investor Relations” website at http://investors.motorolasolutions.com/; and

ii.	a copy of the Plan Prospectus is available on the “Equity website” at https://converge.motorolasolutions.com/community/hr/rewards/recognition-and-other-incentives/stock-programs/overview.
A copy of the above documents will be sent to you free of charge on written request to Global Rewards Equity Administration, Motorola Solutions, Inc., 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A. In addition, you should contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.
Exchange Control Information. The Units may be subject to exchange control regulations in South Africa. In particular, if you are a South African resident for exchange control purposes, you are required to obtain approval from the South African Reserve Bank for payments (including payment of proceeds from the sale of shares of Common Stock) that you receive into accounts based outside of South Africa (e.g., a U.S. brokerage account established with the Designated Broker). Because exchange control regulations are subject to change, South African residents should consult with their personal advisor to ensure compliance with current regulations.

SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provision supplements Section 10 of the Award Agreement (Nature of Grant):
In accepting the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and discretionally decided to grant Units under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Subsidiaries other than as expressly set forth in the Plan and the Agreement. Consequently, you understand that the Units are granted on the assumption and condition that the Units and any shares of Common Stock issued upon vesting of the Units are not a part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Further, you understand and agree that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Units will be cancelled without entitlement to any shares of Common Stock if your employment is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when your employment has terminated for purposes of the Units.
In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Units shall be null and void.
NOTIFICATIONS
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Units. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Foreign Asset and Account Reporting. To the extent that Spanish residents hold rights or assets (e.g., shares of Common Stock, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, such residents are required to report information on such rights and assets on their tax return for such year. Shares of Common Stock constitute securities for purposes of this requirement, but unvested rights (e.g., Units) are not considered assets or rights for purposes of this requirement.
If applicable, Spanish residents must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year. After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets or rights increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties.
Spanish residents are also required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000. More frequent reporting is required if such transaction value or account balance exceeds €1,000,000.

Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.
Exchange Control Information. If you are a Spanish resident and you acquire shares of Common Stock upon vesting of the Units, you must declare such acquisition to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Spanish residents must also declare ownership of any shares of Common Stock by filing a Form D-6 with the Directorate of Foreign Transactions each January while such shares are owned. In addition, the sale of shares of Common Stock must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale. In addition, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of Common Stock acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

SWEDEN
There are no country-specific provisions.
SWITZERLAND
NOTIFICATIONS
Securities Law Information. The Units are not intended to be publicly offered in or from Switzerland. Because the offer of Units is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Units may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing materials relating to the Units has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).
TAIWAN
NOTIFICATIONS
Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, the resident must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
NOTIFICATIONS
Exchange Control Information. Thai residents realizing US$50,000 or more in a single transaction from the sale of shares of Common Stock or the payment of dividends are required to repatriate the cash proceeds to Thailand immediately following the receipt of such proceeds and to then either convert such repatriated proceeds into Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. Further, for repatriated amounts of US$50,000 or more, Thai residents must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. Thai residents are personally responsible for complying with exchange control restrictions in Thailand.
TURKEY
NOTIFICATIONS

Securities Law Information. Turkish residents are not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “MSI” and the shares of Common Stock may be sold through this exchange.
Exchange Control Information. In certain circumstances, Turkish residents are permitted to sell shares of Common Stock traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the shares of Common Stock acquired under the Plan. Turkish residents should consult their personal legal advisor before selling any shares of Common Stock acquired under the Plan to confirm the applicability of this requirement.
UKRAINE
TERMS AND CONDITIONS
Issuance of Shares. The following provision supplements Sections 4 (Delivery of Certificates or Equivalent) and 5 (Whole Shares) of the Award Agreement:
Notwithstanding the foregoing, the Company reserves the right to (i) require that you sell all shares of Common Stock underlying the Units, either immediately upon receipt of such shares of Common Stock or upon termination of your service, or (ii) settle the Units in cash, if it determines it is necessary or advisable to do so in light of regulatory requirements in Ukraine. In the event that the Units are settled in cash, the amount of the cash payment shall be based on the fair market value of the shares of Common Stock on the date the shares of Common Stock would otherwise be issued to you.
NOTIFICATIONS
Exchange Control Information. Ukrainian residents may be required to obtain a license from the National Bank of Ukraine for the placement of shares of Common Stock (or proceeds from the sale of such shares) in the resident’s account with the Designated Broker. Ukrainian residents are required to notify the National Bank of Ukraine within three days of the opening of a foreign brokerage account, such as their account with the Designated Broker. Ukrainian residents are advised to consult with their personal legal advisor to determine their responsibilities under Ukrainian exchange control laws.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. The offer of the Units is available only for select employees of the Company and its Subsidiaries and is in the nature of providing employees incentives in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan and the Agreement, or any other incidental communication materials distributed in connection with the Units. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the Plan and the Agreement should obtain independent professional advice.

UNITED KINGDOM
TERMS AND CONDITIONS
Tax-Related Items. This provision supplements Section 9 of the Award Agreement (Tax-Related Items):
Without limitation to Section 7 of the Award Document, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on your behalf (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by you, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to you on which additional income tax and National Insurance Contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 9 of the Award Agreement.
VENEZUELA
NOTIFICATIONS
Securities Law Information. The Award granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.
Investment Representation. Venezuelan residents should be aware that any shares of Common Stock acquired upon vesting of the Units are acquired as, and intended to be, an investment and are not being acquired with the intent of reselling such shares of Common Stock to obtain foreign currency.
Exchange Control Information. Following the sale of shares of Common Stock and/or the receipt of dividends, Venezuelan residents may be subject to certain restrictions if they attempt to transfer such cash proceeds into Venezuela. Venezuelan residents are solely responsible for complying with applicable Venezuelan exchange control rules that may apply in connection with their participation in the Plan and/or the transfer of cash proceeds into Venezuela. Venezuelan residents are advised to consult with their personal legal advisor to determine their responsibilities under Venezuelan exchange control laws.
VIETNAM
TERMS AND CONDITIONS
Form of Payment. Notwithstanding Section 5 of the Award Agreement, vested Units shall be paid in the form of cash, through local payroll, for each vested Unit. The cash payment will equal the number of vested Units multiplied by the fair market value of one (1) share of Common Stock on the RSU Vesting Date less any Tax-Related Items.

EXHIBIT A

General Data Protection Regulation (“GDPR”) Notice for Participants in the EU
RE: Motorola Solutions Omnibus Incentive Plan of 2015 (the “Plan”)

Dear Participant:
The EU General Data Protection Regulation (also known as the “GDPR”) comes into force on May 25, 2018. For the purposes of the GDPR, Motorola Solutions, Inc. (the “Company”) wants to make EU-based participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the GDPR. Copies of this Notice are also available for viewing online at https://converge.motorolasolutions.com/community/lga/privacy by request using the contact details set out below.

This communication supplements information relating to the use and transfer of your Data set out in the relevant award agreement, or agreements, issued to you under the Plan (the “Agreements”). Should there be any inconsistency between the terms of this Notice and the Agreements relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, exercised, vested, unvested or outstanding).

Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A.
Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan.
Legitimate Interests: The Company holds and processes the Personal Data for the legitimate interests of implementing, administering and maintaining the Plan and each participant's participation in the Plan.
International Transfers of Data: As the Company is based in the United States and the Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Agreements if the Data is transferred to the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the European Union to the United States. You should be aware that the United States may have different data privacy laws and protections than the data privacy laws in place in the European Union.
Retention Period: The Company will delete your Data within a reasonable time after it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
Other Recipients: To fulfill its obligations under the Agreements, the Company may share Data with its subsidiary companies who employ participants in the Plan. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreements.

Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant's request), the right to object to the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company and to require the Company to cease processing it. You must understand, however, that any such request may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or your withdrawal of consent, please contact the Company using the contact details below.

Participants also have a right to lodge a complaint concerning the processing of their personal data with an EU supervisory authority.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply reasonable organizational and security measures to prevent the unlawful processing and/or the accidental loss or destruction of these materials and, in particular, the personal data contained in them.

Contact: For more information on our general privacy policy please go to https://www.motorolasolutions.com/en_xu/about/privacy-policy.html#privacystatement. If you have any questions concerning this Notice, you should contact privacy1@motorolasolutions.com.